Exhibit 10.1

UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS

OF

WYTEC INTERNATIONAL, INC.
A Nevada Corporation

The undersigned, being all of the duly elected or appointed directors of Wytec International, Inc., a Nevada corporation (the “Company” or “Wytec”), acting pursuant to Section 78.315 of the Nevada General Corporation Law, hereby consent in writing in lieu of a meeting to take the following action and adopt the following resolutions:

PERFORMANCE BONUS FOR CHIEF EXECUTIVE OFFICER OF THE COMPANY

WHEREAS, Mr. Robert Merola has proposed that the Chief Executive Officer of the Company, Mr. William H. Gray, receive a performance bonus in the amount of $35,000 in cash payable immediately, in consideration for his contributions to the Company during the 2019 fiscal year, including but not limited to assisting with the Company’s development, structure and implementation of its business plan (the “Contributions”).

NOW THEREFORE BE IT RESOLVED, that the Chief Executive Officer of the Company, Mr. William H. Gray, be paid a performance bonus by the Company in the amount of $35,000 in cash in consideration for his Contributions to the Company during the 2019 fiscal year, payable immediately.

PERFORMANCE BONUS FOR CHIEF FINANCIAL OFFICER OF THE COMPANY

WHEREAS, Mr. William H. Gray has proposed that the Chief Financial Officer of the Company, Ms. Donna Ward, receive a performance bonus in the amount of $2,500 in cash payable immediately, in consideration for her contributions to the Company during the 2019 fiscal year, including but not limited to assisting with the Company’s development, structure and implementation of its financial reporting (the “Contributions”).

NOW THEREFORE BE IT RESOLVED, that the Chief Financial Officer of the Company, Ms. Donna Ward, be paid a performance bonus by the Company in the amount of $2,500 in cash in consideration for her Contributions to the Company during the 2019 fiscal year, payable immediately.

RATIFICATION

RESOLVED, that all actions heretofore taken by any officer or director of the Company in connection with or otherwise to facilitate the matters described in any of the foregoing resolutions be, and they hereby are, approved, ratified and affirmed in all respects; and

RESOLVED, FURTHER, that the Chief Executive Officer of the Company be, and he hereby is, authorized and empowered on behalf of the Company and in its name to take or cause to be taken all actions and to execute and deliver all such documents that such officer of the Company approves as necessary or desirable in connection with the foregoing resolutions, such approval to be conclusively evidenced by the taking of any such action or the execution and delivery of any such instrument by such officer of the Company.

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The foregoing actions are hereby taken by the Board of Directors by unanimous written consent without a meeting pursuant to the Nevada General Corporation Law.

IN WITNESS WHEREOF, this Unanimous Written Consent has been executed as of the 24th day of April 2020.

/s/ William H. Gray	*	/s/ Robert Merola
William H. Gray,		Robert Merola, Director
Chairman of the Board

/s/ Mark J. Richardson		/s/ Donna Ward	*
Mark J. Richardson, Director		Donna Ward, Director

*Abstains with respect to this director’s performance bonus.

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